Exhibit 10.43
                                                                   -------------


                              EMPLOYMENT AGREEMENT
                              --------------------

                This EMPLOYMENT AGREEMENT (the "Employment Agreement") is made effective this ___ day of May, 2001, by and between HemaSure Inc., a Delaware corporation, (the "Company"), and James B. Murphy ("Executive").

                              W I T N E S S E T H:

                WHEREAS, Executive has provided valuable services to the Company as its Senior Vice President and Chief Financial Officer; and

                WHEREAS, pursuant to a certain Asset Purchase Agreement, dated as of February 3, 2001 and amended on April 2, 2001 (the "Purchase Agreement"), the Company intends to sell substantially all of its non-cash assets (the "Asset Sale") to Whatman BioScience Inc., a Massachusetts corporation ("Whatman"); and

                WHEREAS, in connection with the Asset Sale, Whatman will retain and employ substantially all of the employees associated with the Company's business, including Executive; and

                WHEREAS, Executive and the Company are parties to that certain Senior Management Retention Agreement, dated as of December 15, 1998 (the "Retention Agreement"); and

                WHEREAS, the Company desires to retain the services of Executive for a certain period of time following the close of the Asset Sale to provide for the orderly transition of the Company's business; and

                WHEREAS, the Company and Executive desire to terminate the Retention

Agreement.

                NOW, THEREFORE, in consideration of the promises and the mutual covenants of the parties hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby irrevocably acknowledged, it is hereby agreed as follows:

        1.     Duties.
               ------

               As of the Effective Date and during the Term, Executive shall be employed by the Company as a Special Assistant and shall devote a reasonable portion of his time to his duties hereunder as determined by the Board of Directors of the Company (the "Board"); provided, however, that such time shall in no event exceed 60 hours per month. Executive shall report directly to the Board.
        2.     Term.
               ----

               The term of Executive's employment under this Agreement (the "Term") will begin on the date hereof (the "Effective Date") and will terminate (the "Termination Date") on the earlier of (i) 90 days after the effective date of any consolidation or merger of the Company with or into any other corporation or other entity or person, or any corporate reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or (ii) the effective date of any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary), or (iii) the 18-month anniversary of the Effective Date.

        3.     Lump Sum Payment.
               ----------------

               Within ten (10) days after the execution of this Agreement by the parties hereto, the Company shall make a lump sum cash payment to Executive in the amount of $135,000 (the "Lump Sum Payment").

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

        4.     Salary.
               ------

               During the Term, Executive will receive a salary at the monthly rate of $2,500.00 ("Salary") to be paid in accordance with the Company's standard payroll practices.

        5.     Conditional Severance Payment.
               -----------------------------

               Within ten (10) days after the Termination Date, the Company shall pay to Executive a severance payment ("Severance Payment") equal to the amount (if any) by which $45,000 exceeds the aggregate amount of all Salary payments paid to Executive hereunder prior to the Termination Date.

        6.     Withholding.
               -----------

               Any payments provided for hereunder, including the Lump Sum Payment, any Salary payments and any Severance Payment, shall be paid to Executive net of any applicable payroll deductions and withholdings required under federal, state or local law.

        7.     Options.
               -------

               Any options to purchase securities of the Company heretofore issued to Executive that have vested or that shall vest during the Term shall, upon such vesting, be exercisable at anytime during the Term and for 90 days after the Termination Date in accordance with the terms and provisions of the Company's 1994 Stock Option Plan and applicable law. Any options not exercised within 90 days after the Termination Date shall be forfeited by Executive and terminated by the Company.

        8.     Benefits.
               --------

               Executive shall not be entitled to any compensation or other benefits of any kind other than as set forth in this Agreement.

        9.     Retention Agreement.
               -------------------

               Executive and the Company agree that the Retention Agreement is hereby

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

terminated and of no further effect as of this date and neither Executive nor the Company shall have any further rights or obligations thereunder.

        10.    Amendments.
               ----------

               This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

        11.    Waiver.
               ------

               Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

        12.    Assignment.
               ----------

               Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party; provided, however, that any payments and benefits owed to Executive under this Agreement shall inure to the benefit of Executive's heirs.

        13.    Severability.
               ------------

               In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        14.    Entire Agreement.
               ----------------

               This Agreement sets forth the entire agreement and understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes, terminates and cancels all prior agreements, arrangements and understandings between the parties, whether oral or written, with respect to the employment of Executive or the termination thereof, including without limitation the Retention Agreement.

        15.    Notices.
               -------

               Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

               If to Executive to:

                      James B. Murphy
                      61 Floral Street
                      Shrewsbury, MA 01545


               If to the Company to:

                      HemaSure Inc.
                      140 Locke Drive
                      Marlborough, Massachusetts   01752
                      Attn:  Chairman of the Board of Directors

or to such other address or such other person as Executive or the Company shall designate in writing in accordance with this Section 15, except that any notice regarding a change of notice address shall be effective only upon receipt.

         16.   Headings.
               --------

               Headings to sections in this Agreement are for the convenience of the parties only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

        17.    Governing Law.
               -------------

               This Agreement shall be governed by the laws of the Commonwealth of

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

Massachusetts without reference to any jurisdiction's principles of conflict of laws.

        18.    Counterparts.
               ------------

               This Agreement may be executed in one or more counterparts, with each counterpart constituting an original copy, but all of which, when taken together, constituting one and the same instrument.


                            [signature page follows]

               IN WITNESS WHEREOF, the Company and Executive have caused this Employment Agreement to be executed as of the day and year first above written.


                                    HEMASURE INC.


                                    By:  /s/ Timothy J. Barberich
                                         ------------------------
                                         Name:
                                         Title:




                                    EXECUTIVE


                                    /s/ James B. Murphy
                                    -------------------
                                    James B. Murphy